EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Antares Pharma, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Antares Pharma, Inc. of our reports dated March 25, 2008, relating to the consolidated balance sheets of Antares Pharma, Inc. and subsidiaries as of December 31, 2007 and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows, and the financial statement schedule for each of the years in the three-year period ended December 31, 2007, which reports are included in the December 31, 2007 annual report on Form 10-K of Antares Pharma, Inc. and to the reference to our firm under the heading “Experts” in the Registration Statement.

Our report on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment,” on January 1, 2006.

/s/ KPMG LLP

Minneapolis, Minnesota

July 22, 2008